                                                                      Exhibit 99

NEWS RELEASE
FOR IMMEDIATE RELEASE

                                                  CONTACT:  Julia Wallace Potter
                                                                  (312) 255-5055
                                                            jpotter@diamtech.com



               DIAMOND TECHNOLOGY PARTNERS REPORTS SECOND QUARTER
                            FISCAL YEAR 2000 RESULTS
        ANNOUNCES 3 FOR 2 STOCK SPLIT, STRENGTH IN WEB BUILDING BUSINESS

CHICAGO, October 19, 1999--Diamond Technology Partners Incorporated (Nasdaq:
DTPI), an e-business services firm, today announced revenues for its second quarter fiscal year 2000 (ended September 30, 1999) increased to $30.5 million, a 51% increase over $20.1 million reported for the second quarter of fiscal year 1999. Net income for the quarter increased 52% to $3.6 million, or $0.22 per share, from $2.4 million, or $0.15 per share, reported for the second quarter of the prior fiscal year.

For the first half of fiscal year 2000, revenues were $56.2 million, a 46% increase over $38.5 million for the first half of fiscal year 1999. Net income for the first half was $6.6 million, or $0.41 per share, a 46% increase over $4.5 million, or $0.29 per share, for the first half of last year.

"The market for Diamond's services is extremely robust," said Diamond's Chairman and CEO Mel Bergstein. "Fortune 500 companies are stepping up to the Internet game. They have invaluable resources in customer information, relationships and industry expertise. What they need to compete with the dot com startups is imagination, the ability to think and act like a startup, and the execution capability to convert the strategy into reality. That is what we provide."

Diamond's client-serving professionals grew to 378 at September 30, 1999, up 149 people from 229 at September 30, 1998. Annualized revenue per professional was $362 thousand for the second quarter and consultant turnover was 10% for the last 12 months. Diamond served 70 clients in its second quarter of fiscal year 2000. This compares to 39 clients served in the second quarter of fiscal year 1999.

"The addition of Diamond Marketspace Solutions(SM) (DMS) has been very significant for us," said Mike Mikolajczyk, Diamond's president. "We are ahead of our hiring plan in this highly competitive Web-development market, and we are already doing DMS implementation work at 15 clients. DMS was a key driver in doubling, from 5 to 10, the number of clients billing over one million dollars in the quarter."

"Diamond's differentiation," explained Bergstein, "lies in its ability to do more than simply put a Web face on a current business model, but instead to use Internet technology to redefine


                                     (more)


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DIAMOND TECHNOLOGY PARTNERS SECOND QUARTER FY2000 RESULTS/page 2 competition and create breakthrough killer apps. That takes skills from deep strategy, through technology implementation and the associated change management. TheSauce.com, a client in the restaurant industry that was recently announced, is one such example."



3 FOR 2 STOCK SPLIT EFFECTIVE NOVEMBER 1

Diamond's Board of Directors approved a three for two stock split of the company's Class A and Class B common stock, effective November 1, 1999. The split will be effected in the form of a stock dividend. Shareholders of record at the close of business on October 29, 1999 will receive three shares for every two shares of Diamond's Class A or Class B common stock held. Based on the number of shares outstanding on September 30, 1999, following the effective date of the split Diamond will have approximately 20.5 million shares outstanding.

Bergstein noted, "Diamond has built an excellent infrastructure and track record of execution that allows us to meet the strong demand in the market by providing senior management with complete e-business building services. This stock split will allow a broader group of investors to benefit from Diamond's opportunity to take advantage of the corporate shift towards e-business."



ADDITIONAL WEB BUILDING CAPABILITIES, NEW SAN FRANCISCO OFFICE

The company today announced that it has signed a definitive agreement to acquire Leverage Information Systems Inc., a 3-year old San Francisco-based web development firm. Terms of the agreement were not disclosed, but the acquisition is expected to be nondilutive for this fiscal year.

"This small acquisition will add 12 highly skilled Internet and e-commerce architects and developers that we can build teams around within our DMS service line," said Bergstein. "Leverage also will provide us an opportunity to create a West Coast presence in San Francisco. We are very excited about bringing this talented group of people into Diamond."



ABOUT DIAMOND

Diamond Technology Partners Incorporated is an e-business services firm that helps clients develop and implement Digital Strategies(SM)--business strategies for the digital age. Headquartered in Chicago, the Company serves clients across the United States and internationally in the financial services, consumer products, consumer services, telecommunications, utilities, insurance and health care industries. Diamond's web site can be found at www.diamtech.com.

Investors will have the opportunity to listen to the conference call over the Internet through Vcall at http://www.vcall.com. To listen to the live call, please go to the web site at least fifteen minutes early (by 7:45am central time on October 20, 1999) to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and a transcript will be available 24 to 48 hours



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DIAMOND TECHNOLOGY PARTNERS SECOND QUARTER FY2000 RESULTS/page 3 later.

Statements in this press release that do not involve strictly historical or factual matters are forward-looking statements within the meaning of the "safe harbor" provisions of the federal securities laws. Forward-looking statements involve risks and uncertainties and speak only as of the date of this release. Actual results may differ materially due to such factors as the ability of the Company to successfully integrate acquisitions, possible termination of projects by major clients, variations in the timing, initiation or completion of client assignments, recruitment and retention of personnel, absence of long-term contracts with clients, growth management, project risks, and technological advances. Material risks and uncertainties are highlighted in our filings with the SEC including the form 10K for the fiscal year ended March 31, 1999.



                                      # # #









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DIAMOND TECHNOLOGY PARTNERS SECOND QUARTER FY2000 RESULTS/Page 4


                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                           September 30,         March 31,
                        ASSETS                                                 1999                 1999
                                                                         ----------------     ----------------
                                                                             (unaudited)
Current assets:
     Cash and cash equivalents                                           $        38,107      $        47,698
     Accounts receivable, net of allowance of $628 and $419
        as of September 30 and March 31, 1999 respectively                        12,431               10,434

     Prepaid expenses and other                                                    3,373                2,525
                                                                         ----------------     ----------------

Total current assets                                                              53,911               60,657

Computers, equipment and training software, net                                    6,125                3,419

Other assets                                                                       4,939                3,010

Intangible assets, net                                                             6,638                    -
                                                                         ----------------     ----------------
Total assets                                                             $        71,613      $        67,086
                                                                         ================     ================
        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                    $         2,754      $         1,468
     Accrued expenses and other                                                    7,809               12,317
                                                                         ----------------     ----------------

Total current liabilities                                                         10,563               13,785

Note payable, less current portion                                                   500                    -
                                                                         ----------------     ----------------

Total liabilities                                                                 11,063               13,785
                                                                         ----------------     ----------------
Stockholders' equity:
     Common stock, 13,699 shares outstanding as of September 30, 1999 and 13,350 shares outstanding as of March 31, 1999

     Retained earnings                                                            37,482               36,850
                                                                                  23,068               16,451
                                                                         ----------------     ----------------
                                                                                  60,550               53,301
Total stockholders' equity                                               ----------------     ----------------
Total liabilities and stockholders' equity                               $        71,613      $        67,086
                                                                         ================     ================

DIAMOND TECHNOLOGY PARTNERS SECOND QUARTER FY2000 RESULTS/page 5

                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                       For the Three Months Ended           For the Six Months Ended
                                                    -----------------------------------------------------------------------
                                                     September 30,     September 30,     September 30,     September 30,
                                                         1999              1998              1999               1998
                                                    ---------------   ---------------- ----------------  ------------------
                                                               (unaudited)                         (unaudited)
NET REVENUES                                        $       30,467    $        20,136  $        56,185   $          38,511
                                                    ---------------   ---------------- ----------------  ------------------
OPERATING EXPENSES:
     Project personnel and related expenses                 16,198             10,583           30,143              20,482

     Professional development and recruiting                 3,052              2,305            5,137               4,256

     Marketing and sales                                     1,534              1,113            3,132               2,157

     Management and administrative support                   4,165              2,846            7,704               5,395
                                                    ---------------   ---------------- ----------------  ------------------

TOTAL OPERATING EXPENSES                                    24,949             16,847           46,116              32,290
                                                    ---------------   ---------------- ----------------  ------------------

INCOME FROM OPERATIONS                                       5,518              3,289           10,069               6,221


INTEREST INCOME, NET                                           413                649              778               1,246
                                                    ---------------   ---------------- ----------------  ------------------

INCOME BEFORE INCOME TAXES                                   5,931              3,938           10,847               7,467


INCOME TAXES                                                 2,313              1,555            4,230               2,949
                                                    ---------------   ---------------- ----------------  ------------------

                                                    $        3,618    $         2,383  $         6,617    $          4,518
NET INCOME                                          ===============   ================ ================  ==================

                                                    $         0.27    $          0.18  $          0.49    $           0.34
BASIC EARNINGS PER SHARE                            ===============   ================ ================  ==================

                                                    $         0.22    $          0.15  $          0.41    $           0.29
DILUTED EARNINGS PER SHARE                          ===============   ================ ================  ==================


COMMON SHARES OUTSTANDING                                   13,610             13,258           13,573              13,203



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DIAMOND TECHNOLOGY PARTNERS SECOND QUARTER FY2000 RESULTS/page 6



                                                       For the Three Months Ended           For the Six Months Ended
                                                    -----------------------------------------------------------------------
                                                     September 30,     September 30,     September 30,     September 30,
                                                         1999              1998              1999               1998
                                                    ---------------   ---------------- ----------------  ------------------
                                                               (unaudited)                         (unaudited)
COMMON SHARES ASSUMING DILUTION                             16,672             15,507           16,305              15,579

